SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2008

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On March 4, 2008, CIGNA Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement"), by and among the Company and Banc of America Securities LLC and Goldman, Sachs & Co., as representatives of the underwriters named in Schedule I thereto, with respect to the issuance and sale by the Company of $300,000,000 aggregate principal amount of 6.35% Senior Notes due 2018 (the "Notes"). The Notes are being sold pursuant to an effective shelf registration statement on Form S-3, File No. 333-136704). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.

The terms of the Notes are governed by a Senior Indenture, dated as of August 16, 2006, between the Company and U.S. Bank National Association, as trustee, as supplemented by Supplemental Indenture No. 3, dated as of March 7, 2008 (the “Supplemental Indenture”).   The Supplemental Indenture with respect to the Notes (including the form of the Note) is filed as Exhibit 4.1 hereto.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

1.1           Underwriting Agreement, dated as of March 4, 2008, among CIGNA Corporation and Banc of America Securities LLC and Goldman, Sachs & Co., as representatives of the underwriters named therein.

4.1           Supplemental Indenture No. 3, dated as of March 7, 2008, between the CIGNA Corporation and U.S. Bank National Association, as trustee.

4.2           Form of Note (included as Annex A to Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 10, 2008	By:	/s/ Nicole S. Jones
	Name:	Nicole S. Jones
	Title:	Corporate Secretary and
Vice President, Corporate and Financial Law